EXHIBIT 10.13

                               AGREEMENT TO LEASE
                    AGREEMENT made the 3rd Day of April, 2005

BETWEEN:  FREE  DA  CONNECTIONS  SERVICES  CORP.
     3489  Canterbury  Place
     Surrey,  B.C.
     V3S  008
     (hereinafter  called  the  "Tenant")     OF  THE  FIRST  PART

AND:  COMMERCE  COURT  INTERNATIONAL  HOLDINGS  LTD.
     #2273  -  13353  Commerce  Parkway
     Richmond,  BC
     V6V  3A  I
     (hereinafter  called  the  "Landlord")  OF  THE  SECOND  PART

The tenant offers to lease from the Landlord the following space under the following terms and conditions;

AREA  AND  LOCATION

The Premises being approximately 3838 square feet of Gross Leaseable Area, and more particularly described as Unit #2148 - 13353 Commerce Parkway, Richmond, BC and having a legal description of Strata Lot 1, Except Firstly; Phase One Strata Plan 3142 Strata Plan LM2679, Section 5, Block 4 North, Range S West, NWD, PID 023-310-006 the "Leased Premises"). The Premises are noted in the attached planned noted as Schedule "A."

PARKING

The tenant shall have the use of ten (10) general parking stalls, two (2) of which will be reserved stalls.

USE  OF  PREMISES

The Leased Premises shall be used for no other purpose than that for which the premises are hereby leased, namely: a general office for a software development company. The Tenant guarantees that all odours relating to goods store in the subject premises will be confined to the said premises. All work areas must be installed and maintained in accordance with the rules and regulations of all government and regulatory authorities having jurisdiction in this area

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LEASE  TERM

The term of this lease shall be five (5) years; commencing on the 1st day of May 2005 and shall be fully completed and ended on the 30th day of April, 2010. The Tenant shall be granted an option to renew this lease for one (1) additional term of five (5) years The Tenant shall give the Landlord notice in writing, 180 days prior to the expiration of the term if it is their intention to renew the lease.

FIXTURING  PERIOD

For fixturing purposes, the Tenant shall have access to the Premise on April 19th, 2005. During this half (1/2) month period, the Tenant shall only be obligated to pay for only it's proportionate share of Additional Rent.

BASIC  RENT

(a) During the term of the Lease the annual basic rent shall be fifty-Seven Thousand, Five Hundred and Seventy Dollars and Zero Cents ($57,570.00) plus applicable taxes, payable in equal monthly installments of Four Thousand, Seven Hundred and Ninety-Seven Dollars and Fifty Cents, ($4,797.50) monthly in advance, on the 1st day of each and every month commencing on the 1st day of
May,  2005  until  the  30th  day  of  April.  2010

(b) During subsequent terms of the Lease, The basic rent shall be as arced between the Landlord and the Tenant and limo agreement is reached thirty (30) days prior to the commencing of such period, the annual basic rent shall be then fair market rent as determined by the Arbitration Act of British Columbia however in no event less than the annual basic rent specified for the first period of the term.

(c) The Tenant hereby consents to the Landlord obtaining a credit report on the Tenant and will supply the Landlord with all necessary information to obtain these report.

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ADDITIONAL  RENT

It is agreed and understood that the rant above specified shall be entirely "net" to the Landlord. In addition to all direct expenses relating to the Leased Premises, the Tenant shall be responsible, from the date of occupancy forward through the whole term of the Lease, for the Tenant's pro rata share, hereafter called additional rent, based upon the Gross Leaseable Area of the building, of all taxes, levies, assessments, charges and expenses or outlays of any nature whatsoever, in connection with or attributable to the Leased Premises (presently estimated to be $8.82/sq. ft./annum). The estimate prorated shared share shall be payable 1/12 monthly and adjusted semi-annually or annually. The Tenant is not responsible for the Landlord's income taxes, mortgage, and other financing costs or repair of structural defects. The Tenant shall be responsible, from the date of occupancy forward through the whole term of the Lease, for the Tenant's share of utilities such as heat, light, electricity and water and shall make application for such utilities to he effective from the date of occupancy. The Tenant shall pay its share of the estimated property taxes in equal pro-rate amounts on monthly bases. The adjustment date for the calendar year property taxes is on July 1st of each year. Two weeks prior to July 1st, the Tenant shall pay the full amount of its share of the property taxes owing less what the Tenant has already paid by way of its monthly property tax installments. LEASEHOLD IMPROVEMENTS
The Premises are being leased "as is, were is". The Landlord will provide no new Leasehold Improvements. The Landlord will provide the space in a clean state for the Tenant. Likewise, the Landlord will make sure that the HVAC and light system in the Unit a in good working order. If in the future any new Leasehold Improvements are needed, the contractor for those Leasehold Improvements shall be Westeron Construction (the "General Contractor").

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LEASE  INDUCEMENT

As long as the tenant is not in default of any of it's covenants and pays it's rent as prescribed and on time as noted in this Agreement, the Landlord shall provide a Lease Inducement to the Tenant in the total amount of Sixty-Seven Thousand, One Hundred & Sixty-Five Dollars and Zero Cents ($67,165.00). The Lease inducement shall be applied as a basic rent rebate, which shall be spread in equal monthly amounts over the entire lease term. The basic rent rebate will be paid to the Tenant, monthly upon the timely payment of rent to the Landlord. The monthly basic rent rebate equates to One Thousand, One Hundred and Nineteen Dollars and Forty-One Cents ($1,119.41). If at anytime during the term of the least the Tenant defaults on any of it's covenants or the payment of rent, then the Landlord, as its sole discretion, reserves the right, after providing written demand to the Tenant to cure the prescribed defaults in a timely fashion, to discontinue paying to the Tenant the then remaining balance of the Rent Inducement.

LANDLORD'S  CONDITONS

This Agreement to Lease is subject to the following conditions precedent, all of which are for the sole benefit of the Landlord:

(a) Subject to the Landlord, at their sole discretion, reviewing the Tenant financial and credit worthiness.

(the "Landlord's Condition"). The Landlord's conditions will be removed or waived by notice in writing from the Landlord to the Tenant within five (5) business days of the Landlord's receipt of all necessary financial and credit information received from the Tenant, such that, at the sole discretion of the Landlord, a prudent financial and credit review can be completed on the Tenant, failing which this Agreement to Lease will be null and void and of no force and effect. In such event, the Agent is hereby irevocably directed by the Landlord and the Tenant to forthwith repay the Deposit (as hereinafter defined) to the Tenant without the need for any further consent, release or direction. The
Tenant  acknowledges  the  receipt  of  Ten  Dollars.

Upon the execution of this Agreement, the Landlord will provide the Tenant with list of the necessary information needed in order to due the financial and credit review on the Tenant.

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RULES  AND  REGULATIONS

The Tenant agrees to comply by the RULES AND REGULATIONS attached hereto as Schedule "C." The Tenant acknowledges having received a copy of the proposed additional rules and regulations for the project.

SIGNAGE

The tenant shall have the right to apply signage on the building at the sole discretion of the Landlord. Such signage shall be in accordance with the signage specifications attached hereto as Schedule "D". It is the Tenants' sole responsibility to repair & maintain any and all signage placed on the building. The cost of installing the signage is the sole responsibility of the Tenant. One month prior to the end of the lease term, if the Tenant does not exercise the option to renew the lease, the Tenant is to remove all building signage at its sole cost and to repair all damage to the building caused by the installation or removal of the signage. The Landlord at its option may require the Tenant to provide a damage deposit for any building signage installed on the building.

SUBLETTING

The Land lord and Tenant agree that the Tenant may sublet all or part of the Leased Premises. The Landlords written approval is required for any sublet; such approval is not to be unreasonably withheld.

ENFORCEABLE  CONTRACT

The Landlord and Tenant acknowledge and agree that upon acceptance of this Agreement to Lease and delivery of confirmation in writing, this Agreement to Lease shall become a binding and enforceable contract containing the entire agreement between Landlord and Tenant and no representations or warranties made or existing which are not herein contained shall be of effect.

FORM  OF  LEASE

If the Agreement to Lease is accepted, the Tenant agrees to execute and deliver to the Landlord, within, ten (10) days of presentation, a Lease provided by the Landlord, incorporating the relevant terms contained in this Agreement to Lease.

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ASSIGNMENTS

The assignment of this Agreement to Lease shall not be affected without the expressed written permission to the Landlord; such permission not to be unreasonably withheld.

SOLE  AGREEMENT

There are no agreements, covenants, representations, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

TIME  OF  THE  ESSENCE

Time is of the essence of this Agreement to Lease with respect to the covenant contained herein.

DEFINITION
Words defined in the Lease and used herein shall have the same meaning ascribed to them by the Lease.

OFFER  PROVISIONS

All provisions of this Agreement shall service the completion of this transaction. In the event of any conflict between the terms of this Agreement and the terms of the Least, the terms of the Lease shall prevail.

DISCLOSURE

The  Landlord  and  Tenant  acknowledge  and  agree  that:

(a) in accordance with the Code of Ethics of the Canadian Real Estate Association, Compass Point Real Estate Services inc., (the "Agent") has disclosed that it is representing the Landlord and the Tenant in the transaction described in this Agreement.

(b) The Agent, in order to accommodate the transaction described in this Agreement, was and is entitled to pass any relevant information it received front either party or from any other source to either parties as the Agent sees fit, without being in conflict of its duties to either party, and

(c) The Landlord shall pay the commission and compensation due to the Agent pursuant to the transaction described in this Agreement.

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DEPOSIT

The Tenant shall pay to the Agent, Compass Point Real Estate Services Inc. within twenty four (24) hours, the sum of $15,224.07 plus $1,065.69 GST for a total of $16,289.76 which shall be held as a security deposit for the premises that are being leased

Deposit  acknowledged  by
                          -----------------------------------
                                    Per  the  Agent

ACCEPTANCE

This Offer shall be irrevocable and open for acceptance until 3:00 PM PST on the 6th day of Apr 2004, after which time if not accepted is shall become null and void.

DATED at the City of Richmond, Province of British Columbia, this 3rd day of April, 2005

FREE  DA  CONNECTIONS  SERVICES  CORP


\s\  Robin  B.  Hutchison               \s\
----------------------------            ----------------------------
Tenant                                  Witness




We hereby accept this Agreement to Lease and agree to be bound by the terms and conditions thereof.

DATED in Richmond, in the Province of British Columbia, this 4th day of April, 2005


COMMERCE  COURT
INTERNATIONSL  HOLDINGS,  LTD.


\s\
----------------------------            ----------------------------
Landlord                                Witness

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